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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of Palm Inc. of our report dated January 19, 2001 except
Note 11, as to which the date is August 20, 2001 relating to the financial statements and financial statement schedule of Be Incorporated, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

October 5, 2001